FOR IMMEDIATE RELEASE

Ciena Reports Fiscal First Quarter 2014 Financial Results

Achieves 18% year-over-year revenue growth and 6% adjusted operating margin

HANOVER, Md. - March 6, 2014 - Ciena® Corporation (NYSE: CIEN), the network specialist, today announced unaudited financial results for its fiscal first quarter ended January 31, 2014.

For the fiscal first quarter 2014, Ciena reported revenue of $533.7 million as compared to $453.1 million for the fiscal first quarter 2013.

On the basis of generally accepted accounting principles (GAAP), Ciena's net loss for the fiscal first quarter 2014 was $(15.9) million, or $(0.15) per common share, which compares to a GAAP net loss of $(47.3) million, or $(0.47) per common share, for the fiscal first quarter 2013.

Ciena's adjusted (non-GAAP) net income for the fiscal first quarter 2014 was $13.7 million, or $0.13 per diluted common share, which compares to an adjusted (non-GAAP) net income of $12.3 million, or $0.12 per diluted common share, for the fiscal first quarter 2013.

“Solid execution in our fiscal first quarter, including 18% year-on-year revenue growth and 6% adjusted operating margin, demonstrates our continued momentum, reinforces our market leadership, and positions us well for the long-term opportunity ahead,” said Gary B. Smith, president and CEO, Ciena. “We continue to benefit from the strategic decisions we’ve made to expand our role and reach in the market, driving more consistent performance and progress toward achieving our long-term operating targets.”

Fiscal First Quarter 2014 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to prior periods, including sequential quarter and year-over-year changes. A reconciliation between the GAAP and adjusted (non-GAAP) measures contained in this release is included in Appendix A.

	GAAP Results
	Q1	Q4	Q1	Period Change
	FY 2014	FY 2013	FY 2013	Q-T-Q*	Y-T-Y*
Revenue	$533.7	$583.4	$453.1	(8.5)%	17.8%
Gross margin	42.3%	39.7%	43.2%	2.6%	(0.9)%
Operating expense	$222.5	$232.1	$201.4	(4.1)%	10.5%
Operating margin	0.6%	(0.1)%	(1.2)%	0.7%	1.8%

	Non-GAAP Results
	Q1	Q4	Q1	Period Change
	FY 2014	FY 2013	FY 2013	Q-T-Q*	Y-T-Y*
Revenue	$533.7	$583.4	$453.1	(8.5)%	17.8%
Adj. gross margin	43.4%	40.8%	44.6%	2.6%	(1.2)%
Adj. operating expense	$199.8	$210.5	$176.6	(5.1)%	13.1%
Adj. operating margin	5.9%	4.7%	5.6%	1.2%	0.3%

	Revenue by Segment
	Q1 FY 2014		Q4 FY 2013		Q1 FY 2013
	Revenue	%	Revenue	%	Revenue	%
Converged Packet Optical	$333.4	62.5	$350.9	60.2	$240.0	53.0
Packet Networking	51.7	9.7	61.2	10.5	45.8	10.1
Optical Transport	40.1	7.5	52.6	9.0	57.6	12.7
Software and Services	108.5	20.3	118.7	20.3	109.7	24.2
Total	$533.7	100.0	$583.4	100.0	$453.1	100.0

* Denotes % change, or in the case of margin, absolute change

Additional Performance Metrics for Fiscal First Quarter 2014

•	Non-U.S. customers contributed 41% of total revenue

•	One customer accounted for greater than 10% of revenue and represented 18.8% of total revenue

•	Cash and investments totaled $440.1 million

•	Cash flow used in operations totaled $(37.2) million

•	Free cash flow totaled $(52.9) million

•	Average days' sales outstanding (DSOs) were 88

•	Accounts receivable balance was $518.9 million

•	Inventories totaled $284.1 million, including:

◦	Raw materials: $56.7 million

◦	Work in process: $7.3 million

◦	Finished goods: $178.0 million

◦	Deferred cost of sales: $84.5 million

◦	Reserve for excess and obsolescence: $(42.4) million

•	Product inventory turns were 3.5

•	Headcount totaled 4,865

Business Outlook for Fiscal Second Quarter 2014
Statements relating to business outlook are forward-looking in nature and actual results may differ materially. These statements should be read in the context of the Notes to Investors below.

Ciena expects fiscal second quarter 2014 financial performance to include:

•	Revenue in the range of $540 to $570 million

•	Adjusted (non-GAAP) gross margin in the low 40s percent range

•	Adjusted (non-GAAP) operating expense in the $210 million range

Live Web Broadcast of Unaudited Fiscal First Quarter 2014 Results
Ciena will host a discussion of its unaudited fiscal first quarter 2014 results with investors and financial analysts today, Thursday, March 6, 2014 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via Ciena's homepage at http://www.ciena.com/. To accompany its live broadcast, Ciena has posted to the Investor Relations page of its website at www.ciena.com/investors a presentation for investors that includes certain highlighted information to be discussed on the call and certain historical results of operations. An archived transcript of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena's website at www.ciena.com/investors.

Notes to Investors

Forward-looking statements. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include Ciena's "Business Outlook for Fiscal Second Quarter of 2014" as well as: “Solid execution in our fiscal first quarter, including 18% year-on-year revenue growth and 6% adjusted operating margin, demonstrates our continued momentum, reinforces our market leadership, and positions us well for the long-term opportunity ahead.”; “We continue to benefit from the strategic decisions we’ve made to expand our role and reach in the market, driving more consistent performance and progress toward achieving our long-term operating targets.”

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; changes in network spending or network strategy by large communication service providers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; and the other risk factors disclosed in Ciena's Report on Form 10-K, which Ciena filed with the Securities and Exchange Commission on December 20, 2013. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income (loss) from operations, net income (loss) and net income (loss) per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release,

Appendix A to this press release sets forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is the network specialist. We collaborate with customers worldwide to unlock the strategic potential of their networks and fundamentally change the way they perform and compete. Ciena leverages its deep expertise in packet and optical networking and distributed software automation to deliver solutions in alignment with its OPn architecture for next-generation networks. We enable a high-scale, programmable infrastructure that can be controlled and adapted by network-level applications, and provide open interfaces to coordinate computing, storage and network resources in a unified, virtualized environment. For updates on Ciena news, follow us on Twitter (@Ciena) or on LinkedIn (http://www.linkedin.com/company/ciena). Investors are encouraged to review the Investors section of our website at www.ciena.com/investors, where we routinely post press releases, SEC filings, recent news, financial results, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended January 31,
	2013	2014
Revenue:
Products	$353,057	$432,941
Services	100,036	100,762
Total revenue	453,093	533,703
Cost of goods sold:
Products	196,521	245,216
Services	60,777	62,636
Total cost of goods sold	257,298	307,852
Gross profit	195,795	225,851
Operating expenses:
Research and development	89,125	101,497
Selling and marketing	66,588	78,348
General and administrative	28,208	30,097
Amortization of intangible assets	12,453	12,439
Restructuring costs	5,030	115
Total operating expenses	201,404	222,496
Income (loss) from operations	(5,609)	3,355
Interest and other income (loss), net	(137)	(5,998)
Interest expense	(10,732)	(11,028)
Loss on extinguishment of debt	(28,630)	—
Loss before income taxes	(45,108)	(13,671)
Provision for income taxes	2,216	2,265
Net loss	$(47,324)	$(15,936)
Basic net loss per common share	$(0.47)	$(0.15)
Diluted net loss per potential common share	$(0.47)	$(0.15)
Weighted average basic common shares outstanding	101,204	104,501
Weighted average dilutive potential common shares outstanding	101,204	104,501

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	October 31, 2013	January 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$346,487	$330,084
Short-term investments	124,979	94,993
Accounts receivable, net	488,578	518,915
Inventories	249,103	284,124
Prepaid expenses and other	186,655	188,848
Total current assets	1,395,802	1,416,964
Long-term investments	15,031	15,038
Equipment, furniture and fixtures, net	119,729	119,446
Other intangible assets, net	185,828	168,938
Other long-term assets	86,380	80,229
Total assets	$1,802,770	$1,800,615
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$254,849	$245,828
Accrued liabilities	271,656	274,092
Deferred revenue	88,550	96,236
Total current liabilities	615,055	616,156
Long-term deferred revenue	23,620	24,164
Other long-term obligations	34,753	34,010
Long-term convertible notes payable	1,212,019	1,213,146
Total liabilities	$1,885,447	$1,887,476
Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 103,705,709 and 104,973,681 shares issued and outstanding	1,037	1,050
Additional paid-in capital	5,893,880	5,912,671
Accumulated other comprehensive loss	(7,774)	(14,826)
Accumulated deficit	(5,969,820)	(5,985,756)
Total stockholders’ equity (deficit)	(82,677)	(86,861)
Total liabilities and stockholders’ equity (deficit)	$1,802,770	$1,800,615

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended January 31,
	2013	2014
Cash flows used in operating activities:
Net loss	$(47,324)	$(15,936)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on extinguishment of debt	28,630	—
Depreciation of equipment, furniture and fixtures, and amortization of leasehold improvements	14,745	13,328
Share-based compensation costs	8,320	11,392
Amortization of intangible assets	17,838	16,890
Provision for inventory excess and obsolescence	3,580	5,439
Provision for warranty	4,029	7,974
Other	2,641	2,175
Changes in assets and liabilities:
Accounts receivable	(49,540)	(31,291)
Inventories	(10,383)	(40,460)
Prepaid expenses and other	(25,785)	(252)
Accounts payable, accruals and other obligations	6,121	(14,647)
Deferred revenue	1,402	8,230
Net cash used in operating activities	(45,726)	(37,158)
Cash flows provided by (used in) investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(12,243)	(15,776)
Restricted cash	627	(33)
Purchase of available for sale securities	(84,918)	(54,991)
Proceeds from maturities of available for sale securities	50,000	85,441
Net cash provided by (used in) investing activities	(46,534)	14,641
Cash flows from financing activities:
Payment for debt and equity issuance costs	(3,237)	—
Payment of capital lease obligations	(676)	(762)
Proceeds from issuance of common stock	5,820	7,412
Net cash provided by financing activities	1,907	6,650
Effect of exchange rate changes on cash and cash equivalents	176	(536)
Net decrease in cash and cash equivalents	(90,353)	(15,867)
Cash and cash equivalents at beginning of period	642,444	346,487
Cash and cash equivalents at end of period	$552,267	$330,084
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$4,739	$6,333
Cash paid during the period for income taxes, net	$3,259	$4,086
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$4,215	$4,401
Debt issuance costs in accrued liabilities	$219	$—
Fixed assets acquired under capital leases	$646	$—

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measurements

	Quarter Ended
	January 31,
	2013	2014
Gross Profit Reconciliation
GAAP gross profit	$195,795	$225,851
Share-based compensation-products	561	506
Share-based compensation-services	427	580
Amortization of intangible assets	5,385	4,451
Total adjustments related to gross profit	6,373	5,537
Adjusted (non-GAAP) gross profit	$202,168	$231,388
Adjusted (non-GAAP) gross profit percentage	44.6%	43.4%

Operating Expense Reconciliation
GAAP operating expense	$201,404	$222,496
Share-based compensation-research and development	2,033	2,572
Share-based compensation-sales and marketing	2,743	4,063
Share-based compensation-general and administrative	2,556	3,506
Amortization of intangible assets	12,453	12,439
Restructuring costs	5,030	115
Total adjustments related to operating expense	24,815	22,695
Adjusted (non-GAAP) operating expense	$176,589	$199,801

Income (Loss) from Operations Reconciliation
GAAP income (loss) from operations	$(5,609)	$3,355
Total adjustments related to gross profit	6,373	5,537
Total adjustments related to operating expense	24,815	22,695
Adjusted (non-GAAP) income from operations	$25,579	31,587
Adjusted (non-GAAP) operating margin percentage	5.6%	5.9%

Net Income (Loss) Reconciliation
GAAP net loss	$(47,324)	$(15,936)
Total adjustments related to gross profit	6,373	5,537
Total adjustments related to operating expense	24,815	22,695
Loss on extinguishment of debt	28,630	—
Non-cash interest expense	100	293
Change in fair value of embedded redemption feature	(310)	1,090
Adjusted (non-GAAP) net income	$12,284	$13,679

Weighted average basic common shares outstanding	101,204	104,501
Weighted average dilutive potential common shares outstanding [1]	120,817	119,789

Net Income (Loss) per Common Share
GAAP diluted net loss per common share	$(0.47)	$(0.15)
Adjusted (non-GAAP) diluted net income per common share [2]	$0.12	$0.13

1.
Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the first quarter of fiscal 2013 includes 1.0 million shares underlying certain stock options and restricted stock units, 5.5 million shares underlying Ciena's 0.25% convertible senior notes due May 1, 2013 (which were paid at maturity during the second quarter of fiscal 2013) and 13.1 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017.

Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the first quarter of fiscal 2014 includes 2.2 million shares underlying certain stock options and restricted stock units, and 13.1 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017.

2.
The calculation of Adjusted (non-GAAP) diluted net income per common share for the first quarter of fiscal 2013 requires adding back interest expense of approximately $0.3 million associated with Ciena's 0.25% convertible senior notes due May 1, 2013 (which were paid during the second quarter of fiscal 2013) and approximately $1.4 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.

The calculation of Adjusted (non-GAAP) diluted net income per common share for the first quarter of fiscal 2014 requires adding back interest expense of approximately $1.4 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.
* * *

The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:

•	Share-based compensation expense - a non-cash expense incurred in accordance with share-based compensation accounting guidance.

•
Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.

•	Restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities.

•
Loss on extinguishment of debt - a non-cash loss, recorded in connection with convertible note exchange transactions completed during the first quarter of fiscal 2013, reflecting the fair value of Ciena's 4.0% senior convertible notes due December 15, 2020, as compared to the retirement of a portion of Ciena's outstanding 4.0% senior convertible notes due March 15, 2015.

•
Non-cash interest expense - a non-cash debt discount expense amortized as interest expense during the term of Ciena's 4.0% senior convertible notes due December 15, 2020 relating to the required separate accounting of the equity component of these convertible notes.

•
Change in fair value of embedded redemption feature - a non-cash unrealized gain or loss reflective of a mark to market fair value adjustment of an embedded derivative related to the redemption feature of Ciena's outstanding 4.0% senior convertible notes due March 15, 2015.